CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Nocopi Technologies, Inc. on Form S-8 (Files No. 33-84388 and 33-84402) of our report dated March 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Nocopi Technologies, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
March 27, 1997